UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 11, 2007
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code:           (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 11, 2007, the Compensation Committee of the Board of Directors of Alkermes, Inc. (the “Company” or “Alkermes”) approved new employment agreements for each senior executive officer of the Company, as follows: Richard A. Pops, Chairman of the Board; David A. Broecker, President and CEO; James M. Frates, Senior Vice President, Chief Financial Officer and Treasurer; Gordon G. Pugh, Senior Vice President and Chief Operating Officer; Elliot W. Ehrich, Senior Vice President, Research and Development and Chief Medical Officer; Michael J. Landine, Senior Vice President, Corporate Development; and Kathryn L. Biberstein, Senior Vice President, General Counsel and Secretary (the “reporting officers”).
     The new employment agreements supersede the letters of agreement and change in control agreements previously executed between the Company and each reporting officer; in the case of Mr. Pugh, who had not previously executed a change in control agreement, the new employment agreement supersedes the letter of agreement between him and the Company. The new employment agreements were put in place to ensure compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and use of a consistent form of agreement with terms and conditions determined by the Compensation Committee for all reporting officers, as set forth below.
     The term of Mr. Pops’ new employment agreement extends until April 1, 2010. Pursuant to the agreement, Mr. Pops will serve as the Company’s Chairman of the Board of Directors and will be responsible for overseeing strategic issues affecting the Company and maintaining key relationships with the Company’s business partners. Until April 1, 2008, Mr. Pops will also dedicate the time and resources necessary to assist in the transition of Mr. Broecker to the role of Chief Executive Officer. Mr. Pops will continue to receive the same salary, and be entitled to the same benefits, as under his previous employment agreement with the Company, which became effective on April 1, 2007. Until April 1, 2008, Mr. Pops will be eligible to receive a bonus at the same target rate of his base salary as under his previous employment agreement with the Company, which became effective on April 1, 2007, and will be eligible to receive equity awards commensurate with prior equity awards based on performance criteria to be determined by the Company’s Compensation Committee. After April 1, 2008, any bonus and/or equity award for Mr. Pops will be based on criteria established by the Compensation Committee.
     Under each of the employment agreements for reporting officers, if, during the term of the employment agreement, the Company terminates a reporting officer’s employment without cause or the reporting officer terminates his employment for “good reason” (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment) and the reporting person thereafter signs a general release of claims, the Company will provide severance, as follows: to Mr. Pops, over a twenty-four month period, the Company will pay an amount equal to two times the sum of (i) the average of his current and prior year’s base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such twenty-four month period; to Mr. Broecker, over an eighteen month period, the Company will pay an amount equal to one and one-half times the sum of (i) the average of his current and prior year’s base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such eighteen month period; and to Messrs. Ehrich, Frates, Landine and Pugh and Ms. Biberstein, over a twelve month period, the Company will pay an amount equal to the sum of (i) the average of his or her current and prior year’s base salary plus (ii) the average of his or her annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such twelve month period.
     In the event of a change in control, each reporting officer would be entitled to continue his or her employment with the Company for a period of two years following the change in control. If, during this two-year period, the Company terminates the reporting officer without cause or if the reporting officer terminates his or her employment for “good reason,” the Company shall pay such reporting officer a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs. Additionally, he or she will receive a lump sum payment equal to, for Messrs. Pops and Broecker, two times, and for Messrs Ehrich, Frates, Landine and Pugh and Ms. Biberstein, one and one-half times, the sum of his or her then base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his or her annual bonus during the prior two years. Each reporting officer will also be entitled to continued participation in the Alkermes’ health benefit plans, for Messrs. Pops and Broecker, for a period of two years following the date of termination, and for Messrs Ehrich, Frates, Landine and Pugh and Ms. Biberstein, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if the Company terminates a reporting officer without cause or if the reporting officer terminates his or her employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the reporting officer. Each reporting officer is also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: December 17, 2007	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer

4